Exhibit 10.1

CONTRIBUTION AND PURCHASE AGREEMENT

THIS CONTRIBUTION AND PURCHASE AGREEMENT (this “Agreement”) is entered into as of August     , 2006, by and between Earth Ethanol, Inc., a Delaware corporation (“EE”), HPS Development, L.L.C., a Louisiana limited liability company (“HPS”), and South Louisiana Ethanol, L.L.C., a Louisiana limited liability company (“SLE”).  EE, HPS and SLE are referred to collectively herein as the “Parties.”

RECITALS

A.    On June 15, 2006, HPS formed SLE by filing the Articles of Organization attached hereto as Exhibit A with the Secretary of State of the State of Louisiana.

B.    HPS desires to contribute to SLE certain assets comprising approximately 50 acres of immovable property located in Myrtle Grove, Plaquemines Parish, Louisiana, together with the assets comprising the currently defunct ethanol plant formerly owned by the Mississippi River Alcohol Company (collectively referred to as the “Assets”)in return for the issuance to HPS of 810 units of SLE.

C.    EE desires to purchase from HPS three hundred ten (310) of the units issued to HPS by SLE in return for the consideration described in this Agreement.

D.    EE desires to simultaneously contribute $40 million to SLE in exchange for an additional one hundred ninety (190) units to bring its total interest in SLE to fifty percent (50%), pursuant to terms and conditions set forth in this Agreement.

E.     SLE shall exercise commercially reasonable diligence in seeking financing up to $80 million, pursuant to commercially reasonable terms and condition (the Morgan Keegan Financing), said financing anticipated to be placed by Morgan, Keegan & Company (Morgan Keegan) with third party lenders (the Morgan Keegan Finance Lenders), the purpose of said financing to be as follows:  (1) to fund up to $40 million in constructing a new ethanol plant with salvage components from the Plant and (2) to fund up to $5 million for capitalized interest, closing costs, and other miscellaneous reserve items required by Morgan Keegan; and (3) to loan to EE the balance of the proceeds received from the Morgan Keegan Financing in an amount not to exceed $35 million.

TERMS AND PROVISIONS

In consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

1.                                  Contribution of Assets; Issuance of Units.

a.               Contribution of Assets.  Upon and subject to the terms and conditions of this Agreement, at the Contribution Closing (as defined below), HPS shall contribute to SLE the assets described on Exhibit B (the “Assets”).

b.              Issuance of Units.  In return for the contribution of the Assets to SLE by HPS, SLE shall issue, transfer and assign to HPS (i) six (6) of SLE’s Class A Voting Units (“Class A Units”) and (ii) eight hundred and four (804) of SLE’s Class B Non-Voting Units (“Class B Units”).

c.               Bill of Sale; Act of Sale.  At the Contribution Closing, HPS shall execute and deliver to SLE (i) an Act of Transfer of Immovable Property as Capital Contribution in the form attached hereto as Exhibit C (the “Act of Transfer of Immovable Property Agreement”), under the terms of which HPS shall sell, grant, convey, assign, transfer and deliver the Plant to SLE, (ii) an Act of Transfer of Movable Property as Capital Contribution in the form attached hereto as Exhibit D (the “Act of Transfer of Movable Property Agreement”); and (iii) such other bills of sale, deeds, instruments of assignment and other appropriate documents as may be reasonably requested by SLE or EE in order to carry out the intentions and purposes hereof.

d.              Assignments; Further Assurances.  Nothing in this Agreement shall be construed as an attempt or agreement to assign any contract, agreement, license, lease, sales order, purchase order or other commitment that is nonassignable without the consent of the other party or parties thereto unless such consent shall have been given.

2.                                  Purchase of Units from HPS.

a.               Basic Transaction.  Upon and subject to the terms and conditions of this Agreement, at the Purchase Closing (as defined below), EE shall purchase from HPS, and HPS shall sell to EE, for the consideration specified in Section 2(b), (i) three (3) Class A Units and (ii) three hundred seven (307) Class B Units (collectively, the “Purchased Units”).

b.              Purchase Price.  In consideration for the Purchased Units to be purchased pursuant to Section 2(a), EE agrees to pay to HPS the aggregate sum of $50,000,000.00 (the “Cash Consideration”) and an aggregate of 5,829,005 shares of Earth Biofuels, Inc. common stock, par value $0.001 per share (the “Stock Consideration” and, together with the Cash Consideration, the “Purchase Price”).  The Purchase Price has been, and shall be, paid as follows:

i.                  Prior to the date hereof, pursuant to various prior letters of intent and agreements,

           EE has paid to HPS the aggregate sum of Twenty Two Million Dollars ($22,000,000), receipt of which is acknowledged by HPS

ii.               Five Million Dollars ($5,000,000) shall be due by EE to HPS on or before August 31, 2006;

iii.            Four Million Dollars ($4,000,000) shall be due by EE to HPS on or before September 15, 2006;

iv.           Four Million Dollars ($4,000,000) shall be due by EE to HPS on or before September 30, 2006;

v.              On October 31, 2006, EE shall disburse to HPS, by wire transfer, the aggregate sum of $15,000,000, said payment to be subject to escrow unless the parties otherwise agree pursuant to Section (9)(j)(iv), below ;

(1)          Should the above payment be subject to escrow,  EE shall deposit the aggregate sum of $7,500,000 (the “Cost Warranty Escrow Fund”) with an escrow agent acceptable to EE and HPS (the “Escrow Agent”) to be held and disposed of pursuant to the Escrow Agreement attached hereto as Exhibit E (the “Escrow Agreement”);

(2)          Should the above payment be subject to escrow, EE shall deposit the aggregate sum of $7,500,000 (the “Performance Warranty Escrow Fund” and, together with the Cost Warranty Escrow Fund, the “Escrow Fund”) with the Escrow Agent to be held and disposed of pursuant to the Escrow Agreement; and

vi.           At the Purchase Closing, EE shall deliver to HPS one or more stock certificates representing the Stock Consideration.

vii.        The Purchase Closing shall be the earlier of December 4, 2006 or the closing of the Morgan Keegan Financing.

viii.     Performance Bonus.  As additional consideration (the Additional Consideration) for the Purchased Units, for a period not to exceed 3 years from the Purchase Closing, EE shall pay to HPS the following additional shares of Earth Biofuels, Inc. if the Plant is able to achieve increased production levels within certain cost parameters, said Additional Consideration to be based on the following performance and cost levels:

Annual Production Rates Equals or Exceeds:	Total Cumulative Costs to Achieve Production Rates Does Not Exceed:	Additional Cumulative Shares of Earth Biofuels, Inc. to HPS
80 Million Gallons	$50 Million	150,000
90 Million Gallons	$55 Million	300,000
100 Million Gallons	$60 Million	450,000
110 Million Gallons	$65 Million	600,000
120 Million Gallons	$70 Million	750,000
130 Million Gallons	$75 Million	900,000
140 Million Gallons	$80 Million	1,050,000
150 Million Gallons	$85 Million	1,200,000

3.                                  Purchase of Units from SLE.

a.               At the Purchase Closing, EE shall purchase from SLE, and SLE shall issue to EE, One Hundred Ninety (190) Class B Units (the “Issued Units”).  The purchase price for the Issued Units shall be the sum of Forty Million Dollars ($40,000,000) (the “Base Consideration).  As payment of the Base Consideration, EE shall deliver to SLE a Promissory Note (Purchase Note),  Loan Agreement and Security Interest in the form as set forth in Exhibit F.  The Purchase Note shall be made payable to the order of SLE in the principal amount of the Base Consideration,  bearing interest in an amount sufficient to pay interest due by SLE on the Morgan Keegan Financing.  SLE shall maintain a first security interest in the Issued and Purchased Units as collateral for the Purchase Note.

4.                                  Morgan Keegan Financing and Repayment of Notes.

a.               HPS and EE agree that SLE shall exercise commercially reasonable diligence in seeking and securing the Morgan Keegan Financing of up to Eighty Million Dollars ($80,000,000.00) in the name of SLE , of which up to Five Million Dollars ($5,000,000) will constitute reserves (as required by the Morgan Keegan Finance Lenders), and funds for capitalized interest and closing costs.  The Plant shall be used as collateral to secure the Morgan Keegan Financing.  The purpose of the Morgan Keegan Financing is to (1) fund the construction of the Plant (the Construction Expenses)(up to $40 million) to produce not less than 60 million gallons of ethanol, on average, per year; (2) to use an amount not to exceed $5 million for capitalized interest, closing costs, and other miscellaneous reserve items required by the Morgan

        Keegan Finance Lenders,  and (3) to loan to EE the balance of the proceeds received from the Morgan Keegan Financing in an amount not to exceed $35 million.  The loan to EE of the balance of the proceeds received from the Morgan Keegan Financing will be evidenced by a Promissory Note (the EE Note) and a Loan Agreement and Security Interest in the form as set forth in Exhibit G.  To the extent the total Construction Expenses are less than $40 million, then the excess of $40 million over the actual Construction Expenses shall be used by SLE to improve the efficiency and/or capacity of the Plant or as otherwise agreed by HPS and EE.  EE agrees that it shall be responsible in procuring the Morgan Keegan Financing and complying with all due diligence requirements imposed by the Morgan Keegan Finance Lenders (or other third party lender),  provided that HPS shall not be required to expend any additional sums or incur any additional liability (whether direct or contingent), except as set forth in this and other ancillary Agreements. Neither HPS nor EE shall be required to guarantee the Morgan Keegan Financing (or any other current or future indebtedness of SLE).  It is the intent of the Parties that the Purchase Note and the EE Note and their terms and conditions will be as follows:

i.                  The payment provisions of the Purchase Note and the EE Note will be structured so as to mirror the payment provisions of the Morgan Keegan Financing, subject to the exception set forth in 4(a)(ii), below.

ii.               EE agrees to make accelerated payments on the Purchase Note and the EE Note equal to 75% of EE’s share of quarterly Distributable Income from SLE. “Distributable Income” shall mean all distributions required to be made to the members of SLE pursuant to Section 4.02 of the Operating Agreement of SLE.  Said accelerated payments will be applied pro-rata to the Purchase Note and the EE Note.   Example: Distributable Income of SLE is $24 million for the quarter.  The Purchase Note and EE Note payment due by EE to HPS shall total $9 million (75% of $12 million), $4.5 million to be applied to the EE Note and $4.5 Million to be applied to the Purchase Note; provided, however that in no event shall the Purchase Note and EE Note Payment be less than the amount due pursuant to the Morgan Keegan Financing.  All payments made by EE on the Purchase Note and the EE Note, including payments made via the offset mechanism set forth in Section 4(a)(iii) below, shall be applied by SLE to the Morgan Keegan Financing.

iii.            SLE shall offset any installment due by EE under the Purchase Note and the EE Note by any Distributable Income otherwise distributable to EE pursuant to Section 4.02 of the Operating Agreement.  For purposes of financial and tax accounting, any such offset shall be deemed to be a distribution from SLE to EE, followed by an immediate payment by EE to SLE on the Purchase Note and the EE Note.

iv.           The Construction Expenses shall not include:

(1)          interest or other expenses related to the Morgan Keegan Financing;

(2)          Compensation for services rendered by any of the individual members of HPS;

(3)          Compensation for services rendered by Howard Wheeler; and

(4)          Compensation for services rendered designated representative(s) of EE.

v.              Payment of the Purchase Note and EE Note shall be an absolute obligation of EE and shall be payable in a minimum amount necessary to pay the Morgan Keegan Financing.  The parties acknowledge that EE’s obligation to make accelerated payments is solely based on the Distributable Income of SLE.   The parties agree that to the extent available, and to the extent allowed by Morgan Keegan Finance Lenders, the $5 million reserve may be used to pay minimum amounts on the Morgan Keegan Financing, and EE’s obligation under the Purchase Note and EE Note will be deemed satisfied to the extent of such payments.

b.              Obligation of EE To Obtain Morgan Keegan Financing.  SLE shall be primarily responsible for obtaining the Morgan Keegan Financing in the minimum amount of $40 million on or before December 4, 2006.  As provided in section 4(a), each of HPS and EE agrees that it shall use its best efforts to assist SLE in procuring the Morgan Keegan Financing.  In the event that SLE is unable to obtain the Morgan Keegan Financing in the minimum amount of $40 million by that date, this Agreement shall terminate and the terms and conditions of Section 12 below shall apply.  Notwithstanding the foregoing, the parties agree that EE may obtain bridge loan financing prior to obtaining the Morgan Keegan Financing, which shall extend the time frame within which to obtain the Morgan Keegan Financing.  EE acknowledges and agrees that full disclosure will be made to Morgan Keegan and the Morgan Keegan Finance Lenders of the uses of Morgan Keegan Financing, and that HPS shall be fully released from any obligation to the Morgan Keegan Finance Lenders to return all or part of the Purchase Price paid to HPS as set forth in Section 2.

5.                                  Advances by HPS to SLE.  EE acknowledges and agrees that HPS has advanced $5 million to SLE (for the purpose of preliminary construction expenses and paying deposits on necessary equipment) as of the date of this Agreement and may advance additional funds to SLE on or before the Purchase Closing (the HPS Advances), with the HPS Advances to constitute permitted liabilities of SLE.  The HPS Advances shall bear simple interest at 10% (said interest to be charged to EE) and shall be repaid to HPS upon closing of the Morgan Keegan Financing from the Morgan Keegan Financing proceeds.  To the extent that advances by HPS are required after October 31, 2006, and if an escrow has been established pursuant to Section 2(b)(v), EE and HPS agree that funds will be released to SLE from the Cost Warranty Escrow Fund and/or the Performance Warranty Escrow Fund on an as needed basis so as not to delay the Construction of the Plant.  The parties further agree that they will work in good faith to allocate all such expenses to Construction Expenses, joint SLE expenses, and expenses to be borne solely either by EE or HPS.

6.                                  Operating Capital Line, Sharing of Costs of Capital Expenditures for Expansion and Improvements.   EE shall use its best efforts to procure an SLE line of credit, secured by SLE collateral acceptable to lender, or other such similar credit facility to fund the initial working capital requirements of SLE.  HPS agrees to cooperate with EE in seeking such credit facility on behalf of SLE, provided that unless otherwise agreed, no party shall be obligated to guarantee any such credit facility.  To the extent SLE makes any capital expenditures beyond the Maximum Cost (as defined in Section 9(j)(ii) that materially increase production beyond the Minimum Rate (as defined in Section 9(j)(i), EE will contribute 60% of the first $20 million of such capital expenditures to SLE and HPS will contribute 40% to SLE.   Capital Expenditures above $20 million will be borne pursuant to the parties ownership interest in SLE (50/50).  Capital Accounts will be maintained in equal proportions.

7.                                  The Closings.  The closing of the transactions contemplated by Section 1 of this Agreement (the “Contribution Closing”) and the closing of the transactions contemplated by Section 2 of this Agreement (the “Purchase Closing”)  shall take place on or before December 4, 2006, at such location, date and time as is acceptable to the parties.  Should the Morgan Keegan Financing closing occur before December 1, 2006, the closings shall take place within three business days of the Morgan Keegan Closing.  Should the Contribution Closing occur simultaneously with the Purchase Closing, the Purchase Closing shall be deemed to occur immediately after the completion of the Contribution Closing.

8.                                  Representations and Warranties of EE.  EE represents and warrants to HPS that the statements contained in this Section 8 are correct and complete as of the date hereof and will be correct and complete as of the Closing Date:

a.               Organization.  EE is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

b.              Authorization.  EE has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and this Agreement constitutes the valid and legally binding obligation of EE, enforceable in accordance with its terms.  EE does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

c.               Non-contravention.  Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which EE is subject or any governing, constituent or organizational document to which it is subject.

d.              Brokers’ Fees.  EE has not incurred and will not incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commission or any similar charges in connection with this Agreement or any transaction contemplated hereby.

9.                              Representations and Warranties of HPS.  HPS represents and warrants to EE that the statements contained in this Section 9 are correct and complete as of the date hereof and will be correct and complete as of the Closing Date.

a.         Organization.  HPS is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Louisiana.

b.              Authorization.  HPS has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and this Agreement constitutes the valid and legally binding obligation of HPS, enforceable in accordance with its terms.  HPS does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

c.               Non-contravention.  Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which HPS is subject or any governing, constituent or organizational document to which it is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or consent under any agreement, contract, lease, license, instrument, or other arrangement to which HPS is a party or by which it is bound or to which any of its assets is subject.

d.              Brokers’ Fees.  HPS has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commission or any similar charges in connection with this Agreement or any transaction contemplated hereby that could become the liability of EE.

e.               No Liabilities or Obligations of SLE.  No material liability or obligation has been incurred by SLE or on SLE’s behalf, except for (1) the Firm Contracts (as defined in Section 10(h) below), (2) the HPS Advances defined in Section 5, and (3) any other liability attributable to the construction of the Plant.

f.                 Stock Consideration.

i.            HPS will acquire and hold the shares representing the Stock Consideration (the “Shares”) for investment purposes, for its account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

ii.         HPS understands that the Shares will not be registered under the Securities Act by reason of a specific exemption therefrom and that the Shares must be held indefinitely, unless they are subsequently registered under the Securities Act or HPS obtains an opinion of counsel, in form and substance satisfactory to EE and its counsel, that such registration is not required.  HPS further acknowledges and understands that EE is under no obligation to register the Shares.

iii.      HPS is aware of Rule 144 by the Securities and Exchange Commission under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions.

iv.     HPS will not sell, transfer or otherwise dispose of the Shares in violation of the Securities Act, the Securities Exchange Act of 1934, as amended, or the rules promulgated thereunder, including Rule 144 under the Securities Act.

v.        HPS has been furnished with, and has had access to, such information as it considers necessary or appropriate for deciding whether to invest in the Shares, and HPS has had an opportunity to ask questions of and receive answers from EE regarding the terms and conditions of the issuance of the Shares.

vi.     Each of HPS and its members is an “accredited investor” (as that term is defined in Regulation D under the Securities Act).

g.              Title to Assets; No Encumbrances.  HPS has good, valid and, in the case of real properties, merchantable title to all of the Assets, in each case free and clear of all options, mortgages, restrictions, liens, charges, assessments, pledges, security interests, leases, adverse claims, equities, limitations or other encumbrances (collectively “Encumbrances”), except for any Encumbrance reflected in Schedule 5(g).

h.              Real Property.

i.            Schedule 9(h)(i) identifies the real property owned, either in whole or in part, by HPS and to be transferred to SLE.  Neither SLE nor HPS lease any property necessary for the operation of the Plant.

ii.         Insurance.  Schedule 9(h)(ii) sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers’ compensation coverage and bond and surety arrangements) to which HPS has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past 5 years:

iii.      The name, address, and telephone number of the agent;

iv.     The name of the insurer, the name of the policyholder, and the name of each covered insured;

v.        The policy number and the period of coverage;

vi.     The scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

vii.  A description of any retroactive premium adjustments or other loss-sharing arrangements.

With respect to each such insurance policy (except for policies HPS has intentionally cancelled or allowed to expire): (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) neither HPS nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred that, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof.

i.                  Litigation.  Schedule 9(i) sets forth each instance in which HPS (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.  None of the actions, suits, proceedings, hearings, and investigations set forth in Schedule 9(i) could result in any adverse change in the business, financial condition, operations, results of operations, or future prospects of HPS.

j.                  Limited Warranties.

i.                        Performance Warranty.  The Assets include salvage components of a closed fuel ethanol distillery built by SPECHUM in 1988 that is located adjacent to the Mississippi River near New Orleans, Louisiana and that is described in further detail on Exhibit B (the “Assets”).  The Parties intend to construct the Plant (the “Construction “) to an annualized rate of production of 60,000,000 gallons per year (the “Minimum Rate”).  The Construction shall be deemed complete on the date on which the EPC Contract and all Construction is accepted and released by SLE (the “Construction Completion Date”).  The actual rate of production (“Rate”) shall be determined in the same manner as set forth in the EPC Contract.  HPS warrants that the Plant will produce the Minimum Rate.  Should the Rate exceed the Minimum Rate, EE shall immediately consent to the release of the funds held in escrow by the Escrow Agent.  To the extent that the Rate is less than the Minimum Rate, the Purchase Price for the Units purchased by EE from HPS shall be reduced $1.00 for every gallon the Rate is less than the Minimum Rate, said reduction not to exceed $7.5 million, and EE shall immediately consent to the release of the funds held in escrow, reduced by the applicable amount.   The reduction in the Purchase Price under this Section 9(j)(i) shall be allocated between the Cash Consideration and the Stock Consideration on a pro-rata basis (assuming the Shares are valued at $2.31 per share).

ii.                     Construction Expenses.  The expenses necessary to cause the Plant to produce marketable ethanol at the Minimum Rate will not exceed $40,000,000 (the “Maximum Cost”).  To the extent that the Construction Expenses exceed the Maximum Cost, the Purchase Price for the Units of SLE purchased from HPS shall be reduced dollar for dollar, said reduction not to exceed $7.5 million.  Should the Construction Expenses be $40 million or less, EE shall immediately consent to a release of the funds held in escrow by the Escrow Agent.  Should the Construction Expenses be more than $40 million, but less than $47.5 million, EE shall immediately consent to a release of the funds held in escrow by the Escrow Agent, reduced by the applicable amount.  To the extent that HPS obtains an EPC Contract with a turn key price of $40 million or less, and because of delay that is not the fault of HPS in the start date of the contract, the turn key price increases, HPS shall be relieved of its limited warranty under this Section 9(j)(ii).   The reduction in the Purchase Price under this Section 9(j)(i) shall be allocated between the Cash Consideration and the Stock Consideration on a pro-rata basis (assuming the Shares are valued at $2.31 per share).

iii.                  To the extent the purchase price has been reduced by reason of HPS’s breach of its limited warranties under this Section 9(j), HPS shall be entitled to reimbursement from SLE to the extent SLE is successful in (1) bringing a claim or action under the Firm Contracts or for breach of contract; and/or (2) seeking payment due under any Performance Bond supplied by the Firms or to guaranty the EPC Contract; and/or (3) bringing a claim or action against any third party who may be at fault in causing HPS’s breach of its limited warranty obligations under this Section 9(j).

iv.                 If HPS and EE agree to an EPC Contract that provides for a rate of production in excess of 60 million gallons annually, the Cost and Performance Warranty shall be eliminated, and no escrow of any amount will be required.  It is anticipated that the EPC Contract will be agreed upon before the Purchase Closing.

k.               Organization of SLE.  SLE is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Louisiana.

l.                  Authorization of SLE.  SLE has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and this Agreement constitutes the valid and legally binding obligation of SLE, enforceable in accordance with its terms.  SLE does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

m.            Non-contravention of SLE.  Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which SLE is subject or any governing, constituent or organizational document to which it is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or consent under any agreement, contract, lease, license, instrument, or other arrangement to which SLE is a party or by which it is bound or to which any of its assets is subject.

n.              Legal Compliance of SLE.  SLE has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

o.              SLE Litigation.  Schedule 9(o) sets forth each instance in which SLE (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.  None of the actions, suits, proceedings, hearings, and investigations set forth in Schedule 9(o) could result in any adverse change in the business, financial condition, operations, results of operations, or future prospects of SLE.

p.              Representations Complete.  None of the representations or warranties made herein by HPS, nor any statement made in any schedule or certificate furnished by HPS pursuant to this Agreement, contains or will contain on the Closing Date, any untrue statement of a material fact, or omits or will omit on the Closing Date to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

q.              No Further Representations.  EE acknowledges that (1) neither SLE or HPS has ever operated the Assets as an ethanol plant or in any other capacity, (2)  the Assets do not comprise an operating business or other going concern; and (3) the Assets are in substantial need of further work and modification in order to be placed into service.   As such, EE or their representatives have fully examined and inspected, or will be given the opportunity to fully examine and inspect,  the Assets which comprise the ethanol facility, including, but not limited to, the environmental condition of the Assets, and that upon acceptance of the Assets, the contribution of the Assets to SLE and the acquisition of the Units of SLE by EE will be acceptable to EE “AS IS”, with no warranty whatever given as to the condition of the Assets except the warranty of title, and that Buyer is not relying upon any representation, statements or warranties that have at any time been made by HPS or SLE, or their respective employees, agents, attorneys, or officers as to the physical condition or state of repair of the premises in any respect, except as specifically provided in this Agreement.

Furthermore, EE has performed its independent investigation of the projected financial performance of SLE and the Plant and is entering into the acquisitions and transactions described herein as a result of its own independent investigations, and no warranty is made as the value of the SLE Units and the future profitability of the Plant and SLE.  Other than the representations and warranties set forth in this Agreement, no other representations or warranties are made in connection with the acquisitions and transactions contemplated herein.

10.                                 Other Covenants and Agreements.  The Parties agree as follows.

a.               Confidentiality.  Each of the Parties hereby agrees to keep confidential such information or knowledge obtained pursuant to the negotiation and execution of this Agreement or the transactions contemplated hereby (“Confidential Information”).  The receiving Party may disclose Confidential Information to the extent such disclosure is required by applicable law or government regulation, or by order of court or government agency with subpoena powers, provided that such receiving Party shall give the disclosing Party prior notice of such requirement to disclose and a reasonable opportunity to object or take other available action, including the seeking of a protective order.  The receiving Party shall cooperate with the reasonable requests of the disclosing Party in connection with any such objection, action or protective order.

b.              Public Disclosure.  Unless otherwise required by law, the Parties agree that they shall not make any public disclosure, by means of the issuance of any reports, statements, releases or other public disclosure, or any other third party public disclosure, relating to the terms and conditions of this Agreement and the transactions contemplated hereby, except for (i) after the Closings, an announcement by EE that the Parties have effected the transactions contemplated herein, (ii) such disclosures as may be required by applicable law and public listing and disclosure requirements, and (iii) such other disclosures as the Parties shall mutually agree.

c.               Further Assurances.  Each of the Parties shall use all commercially reasonable efforts to effectuate the transactions contemplated hereby.  Each Party hereto, at the request of another Party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

d.              Notification of Certain Matters.  HPS shall give prompt notice to EE, and EE shall give prompt notice to HPS, of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty of such Party contained herein to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date; and (ii) any material failure of HPS or of EE, as the case may be, or of any officer, director, manager, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

e.               Best Efforts.  Each of EE and HPS agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate the transactions contemplated hereby.

f.                 Limitation of Liability.  Notwithstanding any other provision hereof, no stockholder, officer, director, employee, agent, attorney, affiliate, servant, successor, assign or representative of EE,  HPS or SLE, or any affiliate thereof, shall have any personal, partnership, corporate or other liability or obligation whatsoever in respect of or relating to the covenants, obligations, indemnities, representations or warranties under this Agreement or in respect of any certificate or other document delivered with respect hereto, it being understood that the Parties may look only to the assets and properties of HPS, EE and/or SLE to enforce such covenants, obligations, indemnities, representations or warranties under or by reason hereof or in respect of any certificate or other document delivered with respect hereto.

g.              No SLE Contracts.  Except as otherwise allowed by this Agreement, neither EE nor HPS shall enter into any contract or incur any liability in the name or on behalf of SLE without the prior written consent of the other Party.

h.              Engagement.  HPS will engage, on SLE’s behalf, Benchmark Design USA and EnGlobal Engineering Inc. (the “Firms”) for the Construction,  pursuant to which the Firms shall deliver an Engineering, Procurement and Construction Contract (the EPC Contract) regarding the time line and budgetary parameters of the Construction.   EE will engage Luminate (or another firm acceptable to Morgan Keegan) (“Luminate”) to deliver a preliminary report (the “Preliminary Report”) regarding whether the Firm Reports are within the budgetary and time line parameters agreed upon by EE and HPS for the Construction.  The contracts regarding the engagements of the Firms and Luminate are referred to herein as the “Firm Contracts.”  HPS initially shall be responsible for the costs of the engagements of the Firms but shall be reimbursed from the proceeds of the Morgan Keegan Financing pursuant to Section 5 above.  EE shall be responsible for the costs of the engagement of Luminate as part of the Morgan Keegan closing costs.  HPS will provide EE and Morgan Keegan with full access to the documentation, communications and other reporting of the Firms, including, but not limited to, the Firm Reports and the Preliminary Reports.

11.                                 Conditions of Closing.

a.               Conditions of Closing of EE.  The obligation of EE to purchase and pay for the Units of SLE pursuant to Sections 2 and 3 of this Agreement shall be subject to and conditioned upon, at the option of EE, the satisfaction at the Purchase Closing of each of the following conditions:

i.                        HPS shall have executed and delivered to EE the Operating Agreement of SLE attached hereto as Exhibit H (the “Operating Agreement”).

ii.                     The Contribution Closing shall have occurred.

iii.                  HPS shall have duly adopted and approved this Agreement and all transactions contemplated hereby in accordance with the requirements of Louisiana law and the articles of organization and the operating agreement, each as amended to the date hereof, of HPS.

iv.                 All representations and warranties of HPS contained herein shall be true and correct at and as of the Closing Date, and HPS shall have performed all agreements and covenants and satisfied all conditions on its part to be performed or satisfied by the Closing Date pursuant to the terms hereof, and EE shall have received a certificate to both such effects of HPS, signed by its manager and dated the Closing Date.

v.                    HPS shall have delivered to EE a certificate of the Secretary of State of the State of Louisiana certifying, as of a date reasonably close to the Closing Date, that HPS has filed all required reports, paid all required fees and taxes, and is, as of such date, in good standing and authorized to transact business.

vi.                 HPS shall have obtained all authorizations, consents, waivers and approvals as may be required in connection with the consummation of the transactions contemplated by this Agreement.

vii.              HPS shall have delivered to EE a certificate, dated the Closing Date, of its manager certifying:

(1)         Copies of its articles of organization and operating agreement, each as amended to date.

(2)         Resolutions of its managers and members approving and adopting this Agreement and all transactions contemplated hereby and authorizing execution of this Agreement and the execution, performance and delivery of all agreements, documents and transactions contemplated hereby; and

(3)         The incumbency of its officers executing this Agreement and all agreements and documents contemplated hereby.

viii.           All approvals and consents from third parties and governmental agencies required to consummate the transactions contemplated hereby shall have been obtained.

ix.                   No suit, action, investigation, inquiry or other proceeding by any governmental body or other person or legal or administrative proceeding shall have been instituted or threatened that questions the validity or legality of the transactions contemplated hereby.

x.                      There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided or imposing any conditions on the consummation of the transactions contemplated hereby, which is unduly burdensome on EE.

xi.                   The Board of Directors of HPS shall have approved the transaction.

xii.                HPS shall have executed and delivered such other documents, instruments and certificates as EE may reasonably request to effect the transactions contemplated hereby.

xiii.             HPS and the Escrow Agent shall have executed and delivered the Escrow Agreement.

xiv.            HPS shall have assigned the Firm Contracts to SLE.

xv.               SLE shall have obtained title insurance on the real property included in the Assets in form and substance satisfactory to EE, at EE’s expense.

xvi.            HPS shall have executed and delivered to SLE and EE the Act of Transfer of Immovable Property Agreement.

xvii.         HPS shall have executed and delivered to SLE and EE the Act of Transfer of Movable Property Agreement.

b.              Conditions of Closing of HPS.  The obligation of HPS to contribute the Assets to SLE pursuant to Section 1 of this Agreement and to sell the Purchased Units to EE pursuant to Section 2 and the obligation of SLE to issue additional units pursuant to Section 3 of this Agreement shall be subject to and conditioned upon, at the option of HPS, the satisfaction at the Contribution Closing of each of the following conditions:

i.                        EE shall have executed and delivered to HPS the Operating Agreement.

ii.                     EE shall have duly adopted and approved this Agreement and all transactions contemplated hereby in accordance with the requirements of Delaware law and the certificate of incorporation and the bylaws, each as amended to the date hereof, of EE.

iii.                  All representations and warranties of EE contained herein shall be true and correct at and as of the Closing Date, and EE shall have performed all agreements and covenants and satisfied all conditions on its part to be performed or satisfied by the Closing Date pursuant to the terms hereof, and HPS shall have received a certificate to both such effects of EE, signed by its President and dated the Closing Date.

iv.                 EE shall have delivered to HPS a certificate of the Secretary of State of the State of Delaware certifying, as of a date reasonably close to the Closing Date, that EE has filed all required reports, paid all required fees and taxes, and is, as of such date, in good standing and authorized to transact business.

v.                    EE shall have obtained all authorizations, consents, waivers and approvals as may be required in connection with the consummation of the transactions contemplated by this Agreement.

vi.                 EE shall have delivered to HPS a certificate, dated the Closing Date, of its Secretary certifying:

(1)         Copies of its certificate of incorporation and bylaws, each as amended to date.

(2)         Resolutions of its directors approving and adopting this Agreement and all transactions contemplated hereby and authorizing execution of this Agreement and the execution, performance and delivery of all agreements, documents and transactions contemplated hereby; and

(3)         The incumbency of its officers executing this Agreement and all agreements and documents contemplated hereby.

vii.              All approvals and consents from third parties and governmental agencies required to consummate the transactions contemplated hereby shall have been obtained.

viii.           No suit, action, investigation, inquiry or other proceeding by any governmental body or other person or legal or administrative proceeding shall have been instituted or threatened that questions the validity or legality of the transactions contemplated hereby.

ix.                   There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided or imposing any conditions on the consummation of the transactions contemplated hereby, which is unduly burdensome on HPS.

x.                      The Board of Directors of EE shall have approved the transaction.

xi.                   EE shall have executed and delivered such other documents, instruments and certificates as HPS may reasonably request to effect the transactions contemplated hereby.

xii.                EE shall have delivered to HPS one or more stock certificates representing the Stock Consideration.

xiii.             EE shall have delivered to HPS the Purchase Price, credit to be given for prior payments.

xiv.            If applicable, EE and the Escrow Agent shall have executed and delivered the Escrow Agreement.

xv.               If applicable, EE shall have tendered the Escrow Fund to the Escrow Agent to hold and dispose of pursuant to the Escrow Agreement.

xvi.            The Morgan Keegan Financing shall have closed.

xvii.         EE shall have delivered to SLE the Purchase Note and the EE Note and related Loan Agreements and Security Agreements.

12.                                 Termination.

a.               Reasons for Termination.  Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated at any time after the date hereof but not later than the Closing:

i.                        by the mutual consent of HPS and EE;

ii.                     at the election of EE if the Closing has not occurred by December 4, 2006 because of the failure of HPS to materially comply with its obligations under this Agreement;

iii.                  at the election of HPS if the Closing has not occurred by December 4, 2006;

iv.                 at the election of HPS if EE fails to meet any of the payment deadlines in Section 2(b)  above; or

v.                    At the election of HPS if EE fails to obtain the Morgan Keegan Financing in accordance with Section 4 above.

b.              In the event of any termination pursuant to Section 12(a) hereof, written notice thereof shall forthwith be given to the other Parties and the transactions contemplated hereby shall thereupon be terminated, without further action by the Parties.

c.               Procedure Upon and Effect of Termination.

i.                        In the event of any termination pursuant to Section 12(a)(i), as mutually agreed by the Parties.

ii.                     In the event of any termination pursuant to Sections 12(a)(iii), (iv), or (v), the effect of such termination shall be as set forth in Section 12(c)(iv), below.

iii.                  In the event of any termination pursuant to Section 12(a)(ii), HPS shall return all previous payments made by EE to HPS.  HPS shall have 90 days from the date of termination to return such payments.

iv.                 In the event of a termination described in Section 12(a)(iii),  (iv), or (v), the following terms and provisions apply:

(1)         HPS shall be entitled to retain $5 million as a termination fee;

(2)         HPS shall deliver to EE a promissory note, in the form as set forth in Exhibit I, in the principal amount of all payments made by EE to HPS, less the $5 million termination fee, payable quarterly over seven years, said payments to begin the first full month nine months after beginning operations at the Plant, bearing no interest except in the case of default by HPS.

(3)         HPS shall use its best efforts to secure third party financing, with commercially reasonable terms and conditions, as early as reasonably possible, in an amount sufficient to pay EE the remaining principal on the note described in Section 12(c)(iv) (2) above, or in such amount as HPS can reasonably borrow pursuant to commercially reasonable terms and conditions.

v.                    The remedies set forth in this Section 5 shall be the exclusive remedies available to the Parties in the event of termination.

13.                                 Indemnification.

a.               Survival of Representations and Warranties.  All representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closings.

b.              Indemnification by HPS.  Subject to Sections 10(f) and 13(j), in the event HPS materially breaches any of its representations, warranties, covenants or agreements contained herein or in any exhibit, certificate, instrument or agreement delivered by HPS pursuant hereto (other than the representations in Section 7), then HPS shall indemnify EE and its subsidiaries, directors, officers, employees, affiliates, agents and assigns (each, an “EE Indemnified Party”) from and against any Losses (as defined below) incurred by an EE Indemnified Party in connection with, arising out of, resulting from or incident to such breach.

c.               Indemnification by EE.  Subject to Section 11(j), in the event EE materially breaches any of its representations, warranties, covenants or agreements contained herein or in any exhibit, certificate, instrument or agreement delivered by EE pursuant hereto, then EE shall indemnify HPS and its subsidiaries, managers, officers, employees, affiliates, agents and assigns (each, an “HPS Indemnified Party”) from and against any Losses incurred by an HPS Indemnified Party in connection with, arising out of, resulting from or incident to such breach.

d.              Definition.  “Losses” means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys’ fees and expenses.  Losses are not limited to matters asserted by third parties against any Indemnified Party (as defined below), but include Losses incurred or sustained by an Indemnified Party in the absence of third party claims.

e.               Notification; Payment Not Precedent to Recovery.  Each EE Indemnified Party and each HPS Indemnified Party agrees to notify HPS or EE, as applicable, of any Losses, claims, misrepresentations, breaches or other matters covered by this Section 13 upon discovery or receipt of notice thereof.  Payments by any EE Indemnified Party or any HPS Indemnified Party of amounts for which such EE Indemnified Party or HPS Indemnified Party is indemnified hereunder shall not be a condition precedent to recovery.

f.                 Indemnification Procedure.

i.                        Defense of Claim.  If a claim for Losses is to be made by an EE Indemnified Party or an HPS Indemnified Party entitled to indemnification hereunder (the “Indemnified Party”) against EE or HPS, as the case may be (the “Indemnifying Party”), the Indemnified Party shall give written notice (a “Claim Notice”) to the Indemnifying Party as soon as practicable after such Indemnified Party becomes aware of any fact, condition or event that may give rise to Losses for which indemnification may be sought under this Section 13.  If any lawsuit or enforcement action is filed against any Indemnified Party, a Claim Notice thereof shall be given to the Indemnifying Party as promptly as practicable (and in any event within fifteen (15) calendar days after the service of the citation or summons).  The failure of any Indemnified Party to give timely notice hereunder for any purpose shall not affect rights to indemnification hereunder, except to the extent that the Indemnifying Party have been damaged by such failure.  After such notice, except as provided in the following sentence, if the Indemnifying Party shall acknowledge in writing to the Indemnified Party that the Indemnifying Party shall be obligated under the terms of this Section 13 in connection with such lawsuit or action, then the Indemnifying Party shall be entitled, if it so elects at its own cost, risk and expense, (A) to take control of the defense and investigation of such lawsuit or action, (B) to employ and engage attorneys of its own choice but, in any event, reasonably acceptable to the Indemnified Party, to handle and defend the same unless the named parties to such action or proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and the Indemnified Party has been advised in writing by counsel that there may be one or more legal defenses available to such Indemnified Party that are different from or additional to those available to the Indemnifying Party, in which event the Indemnified Party shall be entitled, at the Indemnifying Party’s cost, risk and expense, to separate counsel of its own choosing (provided, however, in no event shall the Indemnifying Party be obligated to engage more than one (1) additional counsel) and (C) to compromise or settle such lawsuit or action, which compromise or settlement shall be made only with the written consent of the Indemnified Party, such consent not to be unreasonably withheld.

ii.                     Cooperation.  With respect to any lawsuit or action for which indemnity is sought under Section 13(f)(i), the Indemnified Party shall cooperate in all reasonable respects with the Indemnifying Party and its representatives (including, without limitation, its attorneys) in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the Indemnified Party may, at its own cost, participate in negotiations, arbitrations and the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom.  The Parties shall cooperate with each other in any notifications to insurers.

If the Indemnifying Party fail to assume the defense of such lawsuit or action within fifteen (15) calendar days after receipt of the Claim Notice, the Indemnified Party against which such lawsuit or action has been asserted will (upon delivering notice to such effect to the Indemnifying Party) have the right to undertake, at the Indemnifying Party’ cost and expense, the defense, compromise or settlement of such lawsuit or action on behalf of and for the account and risk of the Indemnifying Party; provided, however, that such lawsuit or action shall not be compromised or settled without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

In the event the Indemnified Party assumes the defense of the lawsuit or action, the Indemnified Party will keep the Indemnifying Party reasonably informed of the progress of any such defense, compromise or settlement.  The Indemnifying Party shall be liable for any settlement of any action effected pursuant to and in accordance with this Section 9 and for any final judgment (subject to any right of appeal) and the Indemnifying Party agrees to indemnify and hold harmless an Indemnified Party from and against any Losses by reason of such settlement or judgment.

g.              Determination of Losses.  Notwithstanding any provision of this Agreement to the contrary, no party shall be liable for, and the definition of Losses shall not include, any consequential, incidental or indirect damages, or special or punitive damages, relating to the breach of this Agreement.

h.              Performance Warranty Escrow Fund.

i.                        The Performance Warranty Escrow Fund shall be held by the Escrow Agent to pay the limited warranty obligations of HPS under Section 9(j)(i) only.  If the Plant does not produce marketable ethanol at the Minimum Rate, EE shall be entitled to receive a portion of the Performance Warranty Escrow Fund as determined in accordance with Section 9(j)(i) (the “Performance Claim Amount”), and EE shall provide a Claim Notice (the “Performance Claim Notice”) simultaneously to HPS and to the Escrow Agent.  The Escrow Agreement shall provide that the Escrow Agent shall release the Performance Claim Amount to EE immediately upon its receipt of the Performance Claim Notice.

ii.                     Except for any amount with respect to which EE shall have previously provided a Performance Claim Notice (the “Outstanding Performance Claim”), title and all rights to the Performance Warranty Escrow Fund shall automatically transfer to HPS immediately upon determination of the Rate,  and EE and HPS shall take all actions reasonably necessary to cause the Escrow Agent to release the Performance Warranty Escrow Fund less the amount of any Outstanding Performance Claim to HPS on such Performance Warranty Escrow Release Date.  EE further agrees that, as soon as any Outstanding Performance Claim is resolved pursuant to the procedures set forth in this Section 13, EE and HPS shall cause the Escrow Agent to release any remaining amounts of the Performance Warranty Escrow Fund held by the Escrow Agent pursuant to the terms of the Escrow Agreement to HPS.  All interest accrued in the Performance Warranty Escrow Fund shall be for the benefit of HPS.

i.                  Cost Warranty Escrow Fund.

i.                        The Cost Warranty Escrow Fund shall be held by the Escrow Agent to pay the limited warranty obligations of HPS under Section 9(j)(ii)only.  If the Construction Expenses exceed the Maximum Cost, EE shall be entitled to receive an amount equal to $1.00 from the Cost Warranty Escrow Fund for each $1.00 by which the Construction Expenses exceed the Maximum Cost (the “Cost Claim Amount”) as set forth in Section 9(j)(ii), up to the amount of the Cost Warranty Escrow Fund, and EE shall provide a Claim Notice (a “Cost Claim Notice”) simultaneously to HPS and to the Escrow Agent.  The Escrow Agreement shall provide that the Escrow Agent shall release the Cost Claim Amount to EE immediately upon its receipt of the Cost Claim Notice.

ii.                     Except for any amount with respect to which EE shall have previously provided a Cost Claim Notice (the “Outstanding Cost Claim”), title and all rights to the Cost Warranty Escrow Fund shall automatically transfer to HPS upon the fortieth day after the Construction Completion Date (the “Cost Warranty Escrow Release Date”), and EE and HPS shall take all actions reasonably necessary to cause the

                              Escrow Agent to release the Cost Warranty Escrow Fund less the amount of any Outstanding Cost Claim to HPS on such Cost Warranty Escrow Release Date.  EE further agrees that, as soon as any Outstanding Cost Claim is resolved pursuant to the procedures set forth in this Section 13, EE and HPS shall cause the Escrow Agent to release any remaining amounts of the Cost Warranty Escrow Fund held by the Escrow Agent pursuant to the terms of the Escrow Agreement to HPS.  All interest accrued in the Cost Warranty Escrow Fund shall be for the benefit of HPS.

j.                  Limitation on Indemnification.  The indemnification obligations of HPS with respect to any item described above in Section 9(j)(i) shall be limited to an aggregate dollar amount not to exceed the sum of Performance Warranty Escrow Fund.  The indemnification obligations of HPS with respect to any item described above in Section 9(j)(ii) shall be limited to an aggregate dollar amount not to exceed the Cost Warranty Escrow Fund.  The indemnification obligations of HPS and EE with respect to any item described above except Sections 9(j)(i) and 9(j)(ii), respectively, shall be limited to an aggregate dollar amount not to exceed $5,000,000; provided, however, that the foregoing limitation shall not apply with respect to any claim for fraud or intentional misconduct.

14.                                 Amendment and Waiver.  Except as is otherwise required by applicable law, this Agreement may be amended at any time by execution of an instrument in writing signed by each of the Parties.

15.                                 Miscellaneous.

a.               Notices.  All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (i) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (ii) upon delivery, if delivered by hand, (iii) one (1) business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid, or (iv) one (1) business day after the business day of confirmed facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed to the address set forth below (or at such other address as a Party may designate by ten (10) days’ advance written notice to the other Parties pursuant to the provisions above):

if to EE, to:

3001 Knox Street, Suite 403
Dallas, Texas  75205
Attention: Dennis McLaughlin and Tommy Johnson
Facsimile No.: 214-389-9806

         with a copy (which shall not constitute notice) to:

Scheef & Stone, L.L.P.
5956 Sherry Lane, Suite 1400
Dallas, Texas  75225
Attention: Roger A. Crabb, Esq.
Facsimile No.: 214-706-4242

         if to HPS, to:

11266 Highway 23
Belle Chasse, Louisiana  70037
Attention: Kennett F. Stewart
Facsimile No.: 504-656-7607

         with a copy (which shall not constitute notice) to:

Lobrano & Lobrano, L.L.C.
147 Keating Drive
P.O. Box 208
Belle Chasse, Louisiana  70037
Attention: Francis J. Lobrano, Esq.
Facsimile No.: 504-433-3103

if to SLE, to:

278 E. Ravenna Road
Belle Chasse, Louisiana 70037
Attention: William Hurst and John Paul
Facsimile No.:

b.              Counterparts.  This Agreement may be executed in one or more counterparts (including by means of telecopier), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.

c.               Entire Agreement; Assignment.  This Agreement, the schedules and exhibits hereto, and the documents and instruments and other agreements between the Parties hereto referenced herein: (i) constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof; and (ii) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that EE may assign its respective rights and delegate its respective obligations hereunder to its respective affiliates.

d.              Severability.  In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties hereto.  The Parties further agree to replace such illegal, void or unenforceable provision of this Agreement with a legal, valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such illegal, void or unenforceable provision.

e.               Other Remedies.  Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

f.                 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Louisiana, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

g.              Rules of Construction.  The Parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

h.              Fees and Expenses.  Except as provided in Section 11(b), each Party shall be solely responsible for the payment of its own fees and expenses.

i.                  Dispute Resolution.  In the event of any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate (each, a “Dispute”), the parties to such Dispute shall use their best efforts to settle such Dispute.  To this effect, the parties to such Dispute shall consult and negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach a just and equitable solution satisfactory to such parties.  If such parties do not reach a solution within a period of fifteen (15) days (or such longer period as such parties mutually agree in writing), then, upon notice by any party to the other parties involved in the Dispute, the Dispute shall be determined by arbitration in New York, New York, before one arbitrator.  The arbitration shall be administered by JAMS pursuant to its Streamlined Arbitration Rules and Procedures.  Judgment on the award may be entered in any court having jurisdiction.  This clause shall not preclude the parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction.  The arbitrator may, in the award, allocate all or part of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party.

j.                  Waiver of Resolutory Conditions and Vendor’s Privilege.  HPS agrees and acknowledges that, upon effectuation of the Contribution Closing and the Purchase Closings, the contribution of the Assets and the sale of the Purchased Units will be complete and final, and the failure to pay or perform any obligations of SLE or EE hereunder shall not be cause for the resolution and/or rescission of the transfer of the Assets or the Purchased Units.  HPS further confirms and agrees that the contribution of the Assets and the sale of the Purchased Units contemplated hereby shall contain no resolutory conditions whatsoever.  HPS also waives any and all rights to a vendor’s lien and privilege or, except as may be expressly provided herein, any other liens or privileges against, or rights in or to, the Assets or the Purchased Units, except as may be otherwise provided in this Agreement.

k.               No Third Party Beneficiaries.  This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.  All references herein to the enforceability of agreements with third parties, or similar matters or statements, are intended only to allocate rights and risks between the parties and are not intended to be admissions against interests in favor of non-parties, give rise to any inference of proof of accuracy in favor of any non-parties, be admissible by any non-party, or give rise to any claim or benefit to any non-party.

[The remainder of this page has been left blank intentionally.]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

EARTH ETHANOL, INC.

By:
Name:
Title:

HPS DEVELOPMENT, L.L.C.

By:
Name:
Title:

By:
Name:
Title:

By:
Name:
Title:

SOUTH LOUISIANA ETHANOL, L.L.C.

By:
Name:
Title:

Exhibit A

Articles of Organization

Exhibit B

Assets

The Immovable Property comprising 50 acres, more or less, described as Tract A-1C on the attached survey of Dufrene Surveying and Engineering, Inc. Dated July 1, 2006, together with the servitudes in favor of Tract A-1C and encumbering Tract A-1C recorded at COB 1095, folio 138 on June 14, 2005; COB 860, folio 724, recorded May 23, 1995, and COB 860, folio 861, recorded May 23, 1995, in the conveyance records for the Parish of Plaquemines, State of Louisiana, Clerk of Court 25th Judicial District.  Said Immovable Property includes all improvements located thereon.

The Movable Property consists of all movable property currently located on Tract A-1C, including, but not limited to, the equipment described below.

SEE BELOW FOR SURVEY AND ASSET LISTING

Exhibit C

Act of Transfer of Immovable Property Agreement

Exhibit D

Act of Transfer of Movable Property Agreement

Exhibit E

Escrow Agreement

STANDARD COMMERCIAL ESCROW AGREEMENT
AS REQUIRED BY ESCROW AGENT

Exhibit F

Promissory Note (Purchase Note), Loan Agreement and Security Interest

SEE ATTACHED

Exhibit G

Promissory Note (EE Note), Loan Agreement and Security Interest

Exhibit H

Operating Agreement

Exhibit I

Promissory Note

Schedule 5(g)

Encumbrances

Schedule 9(h)(i)

Real Property Ownership

Schedule 9(h)(ii)

Insurance Policy

Schedule 9(i)

Litigation

Schedule 9(o)

SLE Litigation